UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 29, 2025
LIFECORE BIOMEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27446	94-3025618
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

3515 Lyman Boulevard
Chaska,	Minnesota	55318
(Address of principal executive offices)		(Zip Code)
(952) 368-4300
(Registrant’s telephone number, including area code)
 Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001 per share	LFCR	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07     Submission of Matters to a Vote of Security Holders.
On October 29, 2025, Lifecore Biomedical, Inc. (the “Company”) held its 2025 annual meeting of stockholders (the “Annual Meeting”). As of the close of business on September 2, 2025, the record date for the Annual Meeting (the “Record Date”), there were (i) 37,436,784 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) outstanding and entitled to vote at the Annual Meeting, (ii) 46,593 shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) outstanding, (iii) 46,593 shares of Series A Preferred Stock entitled to vote on the Series A Preferred Directors (as defined below), and (iv) 46,593 shares of Series A Preferred Stock entitled to vote on an as-converted basis (voting together with the holders of shares of Common Stock as one class), subject to the applicable conversion limits, on the other applicable nominees and proposals (representing, on an as-converted basis, the equivalent of 7,131,735 shares of Common Stock). The three proposals presented to the stockholders of the Company at the Annual Meeting were:
(1)To elect nine directors to serve for a term expiring at the next succeeding annual meeting of stockholders or until their successors are duly elected and qualified, with seven such directors to be elected by holders of the Common Stock and the Series A Preferred Stock, voting together as a single class, and two such directors to be elected solely by holders of the Series A Preferred Stock (the latter, the “Series A Preferred Directors”).
(2)To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.
(3)To approve a non-binding advisory proposal approving the compensation of the Company’s name executive officers.
1. Stockholders elected the nine director nominees and the voting results were as follows:

Directors Elected by All Stockholders	Votes For	Votes Against	Votes Withheld	Broker Non-Votes
Katrina L. Houde	22,373,264	2,525,413	62,201	10,786,809
Humberto C. Antunes	24,631,549	247,047	82,282	10,786,809
Paul H. Johnson	24,772,580	122,686	65,612	10,786,809
Paul Josephs	24,847,350	47,427	66,101	10,786,809
Matthew E. Korenberg	23,547,887	1,347,390	65,601	10,786,809
Nelson Obus	24,351,643	534,854	74,381	10,786,809
Joshua E. Schechter	22,169,366	2,725,910	65,602	10,786,809

Directors Elected by the Series A Preferred Stockholders	Votes For	Votes Against	Votes Withheld	Broker Non-Votes
Jason Aryeh	38,776	—	—	—
Christopher S. Kiper	38,776	—	—	—
As a result of the foregoing voting results, each of the foregoing directors was appointed to the Board of Directors of the Company to serve for a term expiring at the 2026 Annual Meeting and until their successors are duly elected and qualified, with seven such nominees elected by holders of Common Stock and holders of the Series A Preferred Stock, voting together as a single class, and the Series A Preferred Directors elected solely by holders of the Series A Preferred Stock.

2. Stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, with votes as follows:

Votes For	Votes Against	Abstain
35,663,643	15,326	68,718
3. Stockholders approved the compensation paid to the Company’s named executive officers (in the form of a non-binding, advisory vote), with votes as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
24,642,130	238,354	80,394	10,786,809

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 31, 2025

LIFECORE BIOMEDICAL, INC.

By:	/s/ Ryan D. Lake
Ryan D. Lake
Chief Financial Officer